Exhibit 99.1

EKIMAS CORPORATION CHANGES NAME TO NORDICUS PARTNERS CORPORATION AND TICKER SYMBOL TO ‘NORD’

Las Vegas, Nevada. May 22, 2023…EKIMAS Corporation (OTC PINK: NORD) (“EKIMAS” or the “Company”), a financial consulting company specializing in providing Nordic companies with the best possible conditions to establish themselves on the U.S. market, today announced that its common stock began trading under the symbol ‘NORD’ on May 17, 2023 and changed its name to Nordicus Partners Corporation. The new ticker symbol aligns with the Company’s rebranding to Nordicus.

No action by the company’s shareholders is required with respect to the ticker symbol change. The Company’s common stock will continue to be listed on OTC Pink Market and its CUSIP number will remain unchanged.

About Nordicus Partners Corporation

Nordicus Partners Corporation is a financial consulting company specializing in providing Nordic companies with the best possible conditions to establish themselves on the U.S. market, taking advantage of management’s combined 90+ years of experience in the corporate sector, serving in different capacities both domestically and globally. The company’s core competencies lie in assisting Danish as well as other Nordic and international companies in different areas of corporate finance activities, such as: business valuations, growth strategies, attracting capital for businesses & company acquisitions and sales.

Forward-Looking Statements

The Company believes that this press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of these terms) may identify forward-looking statements. Such forward-looking statements, including but not limited to statements regarding the plans and objectives of management for future operations, are based on management’s current expectations and are subject to risks and uncertainties that could cause results to differ materially from the forward-looking statements. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the accuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, market acceptance of the company’s products and services; competition from existing products or new products that may emerge; the implementation of the company’s business model and strategic plans for its business and our products; estimates of the company’s future revenue, expenses, capital requirements and need for financing; current and future government regulations; and developments relating to the company’s competitors. Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them. For further information on such risks and uncertainties, you are encouraged to review the Company’s filings with the Securities and Exchange Commission (“SEC”), including its Current Report on Form 8-K relating to the reverse acquisition and related transactions which was filed with the SEC on March 1, 2023. The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments, except as required by law.

For further information contact:

Mr. Henrik Rouf

Chief Executive Officer

Phone +1 310 666.0750

Email hr@nordicuspartners.com